Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - September 2006

	Series Deal Size Expected Maturity	1997-4 $602MM 6/17/2007	1997-8 $939MM 9/17/2007	1998-6 $964MM 8/18/2008
	Yield	15.87%	15.87%	15.87%
Less:	Coupon	5.63%	5.58%	5.57%
	Servicing Fee	1.50%	1.50%	1.50%
	Net Credit Losses	4.17%	4.17%	4.17%
	Excess Spread:
	September-06	4.57%	4.62%	4.63%
	August-06	5.10%	5.15%	5.16%
	July-06	5.33%	5.37%	5.40%
	Three Month Average Excess Spread	5.00%	5.05%	5.06%

	Delinquency:
	30 to 59 Days	0.98%	0.98%	0.98%
	60 to 89 Days	0.68%	0.68%	0.68%
	90+ Days	1.53%	1.53%	1.53%
	Total	3.19%	3.19%	3.19%

	Principal Payment Rate	17.98%	17.98%	17.98%